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                                                                     Exhibit 2.3





               AMENDMENT NO. 1 TO THE AGREEMENT AND PLAN OF MERGER


                  This AMENDMENT NO. 1, dated as of August 24, 1999, to the AGREEMENT AND PLAN OF MERGER (the "AGREEMENT"), dated as of August 2, 1999, by and among CCPC Acquisition Corp., a Delaware corporation ("PARENT"), GHC Acquisition Corp., a Delaware corporation ("NEWCO') and General Housewares Corp., a Delaware corporation (the "COMPANY").

                  WHEREAS, the Agreement provides that Newco will become a party to the Agreement and Newco wishes to become a party to the Agreement;

                  WHEREAS, the parties hereto desire to amend certain provisions of the Agreement;

                  WHEREAS, Section 9.3 of the Agreement provides in relevant part that the parties may modify or amend the Agreement, by written agreement executed and delivered by duly authorized officers of the parties thereto;.

                  NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

                  1. Unless the context otherwise requires, references in the Agreement to "this Agreement" shall be deemed to be references to the Agreement as amended by this Amendment No. 1.

                  2. RECITALS. The second recital to the Agreement shall be amended by deleting such recital in its entirety and inserting in lieu thereof the following:

                  "WHEREAS, promptly following the execution of this Agreement by Parent and the Company, Parent will form a majority-owned subsidiary corporation under the laws of the State of Delaware ("NEWCO") which will become a party to this Agreement;"

                  3. SECTION 1.4 RIGHT TO REVISE STRUCTURE OF MERGER. Section
1.4 of the Agreement shall be amended by deleting such section in its entirety and inserting in lieu thereof the following:

                  "At Parent's election, the Merger may alternatively be structured so that the Company is merged with and into another direct or indirect majority-owned subsidiary of Parent or Newco or another direct or indirect majority-owned subsidiary of Parent is merged with and into the Company; PROVIDED, HOWEVER, that no such change shall (i) alter or change the amount or kind of the consideration to be issued to the Company's stockholders in the Merger as set forth in Article III hereof or the treatment of the holders of the Options, (ii) materially impede or delay consummation of the Merger, (iii) release Parent from any of its obligations hereunder or (iv) adversely affect the rights of the Company



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         and its shareholders hereunder. In the event of such an election, the
         Company agrees to execute such appropriate documentation as may be reasonably requested by parent to reflect such election."

                  4. ADDITION OF NEWCO AS A PARTY TO THE AGREEMENT. Newco by its execution of this Amendment No.1 hereby covenants and agrees to become a party to the Agreement, as amended hereby, and shall therefore be entitled to all of the rights and benefits under and shall be bound by all of the terms and conditions of the Agreement with the same force and effect as though it had been an original signatory to the Agreement.

                  5. REMAINDER OF AGREEMENT UNAFFECTED. Except as specifically set forth in this Amendment No. 1, the Agreement shall remain in full force and effect and no other provision thereof shall be deemed modified by this Amendment No. 1.

                  6. GOVERNING LAW. This Amendment No. 1 shall be governed and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

                  7. COUNTERPARTS. This Amendment No. 1 may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.




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                  IN WITNESS WHEREOF, Parent, Newco and the Company have caused this Amendment No. 1 to be signed by their respective officers thereunto duly authorized as of the date first written above.


                                       GENERAL HOUSEWARES CORP.


                                       By:   /s/ Paul Saxton
                                             ----------------------------------
                                             Name: Paul Saxton
                                             Title: President and CEO


                                       CCPC ACQUISITION CORP.


                                       By:   /s/ Phyllis R. Yeatman
                                             ----------------------------------
                                             Name: Phyllis R. Yeatman
                                             Title: President



                                       GHC ACQUISITION CORP.


                                       By:       /s/ Phyllis R. Yeatman
                                             ----------------------------------
                                             Name: Phyllis R. Yeatman
                                             Title: Vice President